As filed with the Securities and Exchange Commission on April 26, 2013
Registration No. 333-104469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMC INSURANCE GROUP INC.
 (Exact name of Registrant as specified in its charter)

Iowa	42-6234555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

(Address of principal executive office, including zip code)

2003 Employers Mutual Casualty Company
Non-Employee Director Stock Option Plan

(Full Title of Plan)

Richard W. Hoffmann
EMC Insurance Group Inc.
717 Mulberry Street
Des Moines, Iowa 50309
(515) 345-2450

(Name, address and telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

EMC Insurance Group Inc., an Iowa corporation (the “Company”), is filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-104469, filed with the Securities and Exchange Commission on April 11, 2003 (the “Registration Statement”) which registered 200,000 shares of the Company’s common stock to be issued in connection with the 2003 Employers Mutual Casualty Company Non-Employee Director Stock Option Plan (the “Plan”).

All outstanding options granted under the Plan have now expired and no further options may be granted due to the expiration of the term of the Plan.  Consequently, the Company will no longer be issuing shares in connection with the Plan.  In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares which remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement pursuant to Rule 478 under the Securities Act of 1933 to hereby remove from registration 148,204 shares that have been registered for issuance under the Registration Statement, but which remain unsold as of the date of this Post-Effective Amendment No. 1.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on April 26, 2013.

EMC INSURANCE GROUP INC.

By:	/S/ Bruce G. Kelley
Name:	Bruce G. Kelley
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on April 26, 2013 in the capacities indicated.

/s/ Bruce G. Kelley
President, Chief Executive Officer, and Director
(Principal Executive Officer)

/s/ Mark E. Reese
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Mark E. Reese
George C. Carpenter III, Director*

/s/ Mark E. Reese
Stephen A. Crane, Director*

/s/ Mark E. Reese
Jonathan R. Fletcher, Director*

/s/ Mark E. Reese
Robert L. Howe, Director*

/s/ Mark E. Reese
Gretchen H. Tegeler, Director*

*By Power of Attorney